Exhibit 21

Subsidiary Legal Name (a)	Jurisdiction	# of Omitted Subsidiaries Located in the U.S. (b)	# of Omitted Subsidiaries located in Foreign Countries (b)	Assumed Name or d/b/a
Audi Zentrum Aachen Jacobs Auto GmbH	Germany		1	Audi Zentrum Aachen Jacobs Geilenkirchen
AutoVanti Srl	Italy		2	N/A
Classic Auto Group, Inc.	New Jersey	3		Chevrolet of Turnersville, Cadillac of Turnersville
Dan Young Chevrolet, Inc.	Indiana	2		N/A
DiFeo Partnership, LLC	Delaware	5		N/A
Goodman Retail Limited	England and Wales		1	Leeds Audi
Isaac Agnew (Holdings) Limited	Northern Ireland		5	N/A
Jacobs Holding GmbH	Germany		2	N/A
Jacobs Innovation GmbH	Germany		1	N/A
Landers Auto Sales, LLC	Delaware	4		N/A
Late Acquisition 1, LLC	Delaware	1		N/A
Maranello Holdings Ltd.	England & Wales		1	N/A
Nicole Racing Japan, LLC	Japan		4	Nicole Group
PAG Atlanta Management, LLC	Delaware	2		N/A
PAG Canadian Holdings ULC	British Columbia		1 (d)	N/A
PAG Greenwich Holdings, LLC	Delaware	1		N/A
PAG Italy S.r.l.	Italy		5	N/A
PAG Orlando Limited, LLC	Delaware	1		N/A
PAG West, LLC	Delaware	42		N/A
Penske Australia Pty Ltd. (c)	Australia			N/A
Penske Automotive Australia Pty Ltd.	Australia			Porsche Centre Brighton Porsche Centre Doncaster Porsche Center Melbourne
Penske Automotive Europe GmbH	Germany		2	N/A
Penske Commercial Vehicles US, LLC	Delaware	9(d)		N/A
Penske Motor Group, LLC	California	4		N/A
Penske New Zealand (c)	New Zealand			N/A
SDG Automotive Investments, LLC	Ohio	1		N/A
Rybrook Automotive Ltd.	England and Wales		1	N/A
Sytner Group Limited	England and Wales		8	N/A
Tamburro Enterprises, Inc.	Nevada	3		N/A
UAG Caribbean, Inc.	Delaware	2		N/A
UAG Classic, Inc.	Delaware	3		N/A
UAG Connecticut I, LLC	Delaware	3		N/A
Volkswagen Zentrum Aachen (VW) GmbH	Germany		1	Volkswagen Zentrum Aachen
West Palm Auto Mall, Inc.	Florida	1		N/A
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(a)
Certain subsidiaries were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K, including 39 subsidiaries owned directly by Registrant which are automotive retail subsidiaries operating in the United States.

(b)	Omitted subsidiaries are automotive retail subsidiaries and were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K unless further footnoted.

(c)	Commercial vehicle, diesel engine, gas engine or power system distribution subsidiary or subsidiaries.

(d)	Commercial vehicle retail subsidiary.